UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2017

SCHOLASTIC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 000-19860

DELAWARE	13-3385513
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

557 Broadway

New York, NY 10012

(Address of Principal Executive Offices)

(212) 343-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, Ms. Maureen O’Connell, the former Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Scholastic Corporation, was terminated from all positions with the Corporation and its subsidiaries and affiliates on October 27, 2017 (the “Separation Date”).

Ms. O’Connell’s termination was not for “Cause,” as defined in Ms. O’Connell’s previously negotiated severance agreement dated as of September 26, 2013 (the “Severance Agreement”), that was filed as Exhibit 10.1 to Scholastic Corporation’s Form 10-Q for the quarter ended November 30, 2013 and, consequently, on December 6, 2017 Ms. O’Connell and Scholastic Inc. (the “Company”) entered into an agreement and release (“Separation Agreement”) in connection with such termination that incorporates many of the terms which were contained in the Severance Agreement.

Under the terms of the Separation Agreement, Mr. O’Connell will receive a lump-sum cash payment equal to thirty-three times her monthly base salary, a lump-sum cash payment to purchase COBRA coverage and a lump-sum cash payment for a prorated bonus (accrued as of the Separation Date) for the 2018 fiscal year under the Company’s management incentive bonus plan, in each case subject to tax withholding and other applicable deductions.

The Separation Agreement also provides for the immediate vesting of all of Ms. O’Connell’s unvested stock options and restricted stock units granted to her, with the distribution of her restricted stock units deferred until the first business day of the seventh month following the Separation Date.

The Separation Agreement contains a release by Ms. O’Connell of the Company and persons related to the Company in respect of all matters and circumstances through the date of the Separation Agreement. In addition, Ms. O’Connell has agreed to certain non-solicitation and non-competition provisions which are effective for certain agreed time periods.

The Separation Agreement also contains a mutual non-disparagement provision as well as provisions concerning confidentiality, the use of confidential information, the return of Company property, provision of reasonable assistance to the Company by Ms. O’Connell, a lump sum cash payment to Ms. O’Connell in relation to attorney’s fees and other customary terms and conditions.

In accordance with the Separation Agreement, Ms. O’Connell has the right to revoke the Separation Agreement within seven days of its execution and if she revokes the Separation Agreement, all of the terms and conditions contained therein will become null and void.

The above summary of the Separation Agreement is not complete and is qualified in its entirety by reference to the terms of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No	Description

10.1	Agreement and Release entered into December 6, 2017, by and between Maureen O’Connell and Scholastic Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2017	SCHOLASTIC CORPORATION

	By:	/s/ Richard Robinson
		Name:	Richard Robinson
		Title:	Chairman, President, and Chief Executive Officer